                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                               51-0401125
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

5922-B FARNSWORTH COURT, CARLSBAD, CALIFORNIA                      92008
  (Address of principal executive offices)                      (Zip Code)

                 COMPENSATION AGREEMENT WITH GREGORY J. CHACHAS
                  COMPENSATION AGREEMENT WITH GEORGE G. CHACHAS
                     CONSULTING AGREEMENT WITH GORDON JONES
                  PAYMENT AGREEMENT WITH FIDELITY TRANSFER CO.
                            (Full Title of the Plan)

                            BRUCE BEATTIE, PRESIDENT
                   6451-C, EL CAMINO REAL, CARLSBAD, CA 92009
                     (Name and Address of Agent For Service)

                                 (760) 918-1860
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                            NORMAN T. REYNOLDS, ESQ.
                         GLAST, PHILLIPS & MURRAY, P.C.
                          815 WALKER STREET, SUITE 1250
                              HOUSTON, TEXAS 77002
                                 (713) 237-3135

                                                   Calculation of Registration Fee
=============================== ====================== ========================== =========================== =====================

   Title Of Securities To Be        Amount To Be           Proposed Maximum            Proposed Maximum            Amount Of
           Registered                Registered        Offering Price Per Share    Aggregate Offering Price     Registration Fee
------------------------------- ---------------------- -------------------------- --------------------------- ---------------------
         Common Stock,
   par value $0.001 per share      683,860 Shares              $0.64(1)                    $437,670                  $39.39
------------------------------- ---------------------- -------------------------- --------------------------- ---------------------

(1) Includes 683,860 shares of Common Stock offered pursuant to the Reoffer Prospectus filed herewith, previously issued issuance pursuant to the Compensation Agreements between the Company and Gregory J. Chachas and George G. Chachas, respectively, the Consulting Agreement between the Company and Gordon Jones, and the Payment Agreement between the Company and Fidelity Transfer Co. Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of Common Stock as may become available for issuance pursuant to the Plans in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) with respect to the 633,860 shares offered pursuant to the Reoffer Prospectus, on the basis of the average price for shares of the Common Stock on November 29, 2003, as reported on the NASD OTC Bulletin Board.

                               RE-OFFER PROSPECTUS

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.

                                 683,860 SHARES

                         COMMON STOCK, $0.001 PAR VALUE

                             ----------------------

         This prospectus relates to 583,860 shares of common stock, $0.001 par value per share, of Sub Surface Waste Management of Delaware, Inc. which may be offered from time to time in the market or in other transactions by the selling stockholders identified under the caption "Selling Stockholders" in this prospectus for their own accounts. Each of the selling stockholders previously acquired the shares of common stock covered by this prospectus pursuant to the Compensation Agreements between the Company and Gregory J. Chachas and George G. Chachas, respectively, the Consulting Agreement between the Company and Gordon Jones and Payment Agreement between the Company and Fidelity Transfer Co. (the "Prior Plans"). See "Plan of Distribution" and Selling Shareholders".

         This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction.

         The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby (hereinafter, the "Securities"). The Company will pay all of the expenses associated with the registration of the Securities and this Prospectus. The Selling Shareholders will pay the other costs, if any, associated with any sale of the Securities.

         Our common stock is traded on the NASD OTC Bulletin Board under the symbol "SSWM." On November 25, 2003, the closing price of our common stock was $.64 per share.

                             ----------------------

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.

                             ----------------------

           YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                           PAGE 1 OF THIS PROSPECTUS.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF COMMON STOCK WE ARE OFFERING, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                The date of this prospectus is November 25, 2003

                                TABLE OF CONTENTS
                                -----------------

SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC. ............................. 1
RISK FACTORS ............................................................... 2
USE OF PROCEEDS ............................................................ 10
SELLING STOCKHOLDERS ....................................................... 10
PLAN OF DISTRIBUTION ....................................................... 11
LEGAL MATTERS .............................................................. 12
EXPERTS .................................................................... 12
WHERE YOU CAN FIND MORE INFORMATION ........................................ 12
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................... 12

                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.

         Sub Surface Waste Management of Delaware, Inc.'s business is to combine engineering services, engineer and execute ex-situ soil remediation projects using the BIO-RAPTOR(TM) technology for all manner of hydrocarbon treatment and install and operate groundwater and in-situ soil remediation systems it designs, installs and operates to remediate all hydrocarbons. Treatment may be in-situ (in-ground), using wells and subsurface injection/extraction points to administer our proprietary microbial blends for bioremediation of various waste streams. We also provides ex-situ (above ground) treatment services using its Bio-Raptor(TM)system in conjunction with its proprietary microbial blends, providing direct technical engineering consultation as needed. Our products consist of unique collections of microbial cultures developed over a thirty-year period.

         We have cultured specific microbial blends to address specific identified wastes. The Company's in-house technicians work with assigned Project Engineers to develop a site-specific engineered-remedial solution that will meet or exceed regulatory agency requirements.

         Some of the past uses of our products and processes include, but are not limited to, the following:

         o in-situ bioremediation of underground contaminants in soil and/or groundwater;
         o        ex-situ bioremediation of contaminants;
         o        Regeneration of spent granular activated carbons;
         o On-site treatment systems for the reactivation of Granular Activated Carbon.

         Our remediation technologies, including those currently being developed, meet the requirements of the various industries as well as the EPA provisions for application of naturally occurring and non-genetically modified microbes. We believe that our products and supporting engineering services are superior to existing technologies and technology providers in terms of energy efficiency, ease of manufacturing, breadth of usefulness and cost. Our microbial products have received approval as "relatively safe" from the U.S. Department of Agriculture, its highest rating.

         Product/Service Profile
         -----------------------

         The SSWM BIO-RAPTOR(TM) is a patented bioremediation shredder, sprayer and conveyor system for the cleanup of hydrocarbon contaminated soils. It treats soil contamination on-site, reducing costs, increasing material treatment surface area and aeration, reducing retention time, and lowering potential liability through on-site treatment and the elimination of risks relating to contaminant transportation and site downtime. The BIO-RAPTOR(TM) consists of the Microbial Application System(TM) (MAS) which is comprised of the sprayer, pump and activation system, and a separate shredder and conveyor system. The MAS can be adapted to existing shredder/conveyor systems of prospective customers.

         In addition to the above ground BIO-RAPTOR(TM) process, we offer in-situ treatment for hydrocarbon, including MTBE, reduction, a process that does not require soil excavation, and a patent pending application for the reactivation of spent granular activated carbon. The in-situ and BIO-RAPTOR(TM) processes for waste decomposition use non-genetically-engineered blends of naturally-occurring microbes, which are effective in hard-to-reach contaminated areas and/or environmentally sensitive locations.

         Customer Profile
         ----------------

         We deploy and license our technology and sell our products to customers that utilized the Microbial Technology in the bioremediation and water treatment industries. We believe that many customers require natural Pay-for-Performance solutions for "better-faster-cheaper-safer treatment. Our representative clients include, UNOCAL, BARMAC (Brown & Root, McDermott), BP-ARCO, Chevron, Allied Waste Company, American Industrial Manufacturing Services (Denso North America), Attorneys Pepper Hamilton, LLP, Caratron Industries, Inc., Horsehead Industries. Signal Hill Petroleum, Global Solutions, Inc. & Fletcher Oil Co., LLC, Hopkins Real Estate Group, The Arthur Pearlman Group, Applied Technical Solutions, ATC Associates, Enviro-Sciences and S&ME Consulting Engineers, ISE (InSinkErator), City of Chula Vista, CA, MFG/Tetra Tech, Grupo Protexa de Mexico, and the South Carolina Department of Health & Environmental Control.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. We believe these are all the material risks currently facing our business. Our business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

AN INVESTMENT IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS REPORT, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS. THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR FUTURE PERFORMANCE OF THE COMPANY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH ARE ONLY PREDICTIONS AND SPEAK ONLY AS OF THE DATE HEREOF. FORWARD-LOOKING STATEMENTS USUALLY CONTAIN THE WORDS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN," "EXPECT," OR SIMILAR EXPRESSIONS, AND ARE SUBJECT TO NUMEROUS KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD REVIEW CAREFULLY VARIOUS RISKS AND UNCERTAINTIES IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET BELOW AND IN THE COMPANY'S OTHER SEC FILINGS. THESE RISKS AND UNCERTAINTIES COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR PUBLICLY ANNOUNCE REVISIONS TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

RISK OF PENNY STOCK.

         It is planned that within the next 90 days the Company's common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 of the Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange;
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than US$2,000,000 (if the issuer has been in continuous operation for at least three years) or US$5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than US$6,000,000 for the last three years.

         A principal exclusion from the definition of a penny stock is an equity security that has a price of five dollars ($5.00) of more, excluding any broker or dealer commissions, markups or markdowns. As of the date of this Annual Report the Company's common stock is not listed or traded.

         If the Company's Common Stock were deemed a penny stock, section 15(g) and Rule 3a51-1 of the Exchange Act of 1934 would require broker-dealers dealing in the Company's Common Stock to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

         Moreover, Rule 15g-9 of the Exchange Act of 1934 Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

         VOLATILE AND LIMITED MARKET FOR COMMON STOCK.

         The Company's common stock was quoted on the NASD OTC Bulletin Board under the symbol "SSWM." OTC, or "Over The Counter," securities are issued by companies that either choose not to, or are unable to, meet the standards for listing on the NASDAQ or a national stock exchange. If the companies meet the SEC reporting requirements and eligibility requirements established by the NASD, such equity securities may be quoted on the NASD OTC Bulletin Board Service.

         The market price of the Company's Common Stock has been and is likely to continue to be highly volatile and subject to wide fluctuations due to various factors, many of which may be beyond the Company's control, including: annual variations in operating results; announcements of technological innovations or new software, services or products by the Company or its competitors; and changes in financial estimates and recommendations by securities analysts. In addition, there have been large price and volume fluctuations in the stock market, which have affected the market prices of securities of many technology and services companies, often unrelated to the operating performance of such companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. In the past, volatility in the market price of a company's securities has often led to securities class action litigation. Such litigation could result in substantial costs and diversion of the Company's attention and resources, which could have a material adverse effect on the Company's business, financial condition and operating results.

OUR ABILITY TO CONTINUE OPERATIONS IS DEPENDENT ON A NUMBER OF FACTORS.

         Sub Surface Waste Management of Delaware, Inc. is a startup company with a business plan based on microbial technology, engineering application expertise and five years of operating experience. We have experienced annual operating losses and negative operating cash flow since our changeover to an environmental biotechnology firm in 1997.

         Accordingly, there can be no assurance that we will successfully commercialize any products and services based on microbial technology or manage the related manufacturing, marketing, sales, licensing and customer support operations in a profitable manner. In particular, our prospects must be considered in light of the problems, delays, expenses and difficulties encountered by any company in the startup stage, many of which may be beyond our control. These problems, delays, expenses and difficulties include unanticipated problems relating to product development and formulation, testing, quality control, production, inventory management, sales and marketing and additional costs and competition, any of which could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our products and services, can be successfully marketed or that we will ever achieve significant revenues or profitable operations.

         Our ability to become profitable will depend on a variety of factors, including the following:

         o        price, volume and timing of product sales;
         o variations in gross margins on our products, which may be affected by the sales mix and competitive pricing pressures;
         o regulatory approvals for using our bioremediation products, including permits for treatment sites, water quality permits, air quality permits, and other permits as required by particular jurisdictions;
         o changes in our levels of research and development, including the timing of any demonstration projects for regulatory approval; and
         o        acquisitions of products, technology or companies; and
         o        our ability to obtain performance bonding when required.

         Our long-term success also will be affected by expenses, difficulties and/or delays encountered in developing and selling microbial technology, competition, and the often burdensome environmental regulations associated with permitting hydrocarbon remediation sites.

WE WILL NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN OBTAINING SUCH FINANCING OR IN CONTINUING OUR OPERATIONS.

         Since August 1997, we have focused our efforts on developing our business in the environmental biotechnology sector. We will need to raise additional capital to implement fully our business plan and continue to establish adequate manufacturing, marketing, sales, licensing and customer support operations. There can be no assurance that additional public or private financing, including debt or equity financing, will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to our stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common or preferred stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

OUR TECHNOLOGY HAS NOT GAINED FULL MARKET ACCEPTANCE, AND WE CANNOT ASSURE YOU THAT IT EVER WILL.

         Our Microbial technology has not been fully utilized in any particular market. Market acceptance of our products and services will depend in large part upon our ability to demonstrate the technical and operational advantages and cost effectiveness of our products and services as compared to alternative, competing products and services, and our ability to train customers concerning the proper use and application of our products. There can be no assurance that our products and services will achieve a level of market acceptance that will be profitable for us.

         Due to lack of market acceptance and other factors, we may not be able to distribute our products through the retail channel via strategic relationships with existing distributors and joint ventures enacted for domestic and international business.

WE MAY BE SUBJECT TO FUTURE ENVIRONMENTAL LIABILITIES THAT COULD AFFECT OUR RESULTS OF OPERATIONS OR FINANCIAL CONDITION.

         We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We currently maintain a supply of several hazardous materials at our facilities. While we currently meet these environmental requirements, there is no assurance that future laws and regulations will not impose significant compliance costs. If there is an accident, we could be held liable for any damages that result and the liability could exceed our resources. In addition, the use of our BIO-RAPTOR(TM) requires permits to treat contaminated soil. Permit issues may delay the implementation and installation of our products, including the BIO-RAPTOR(TM).

IF WE ARE UNABLE TO MANAGE FUTURE GROWTH, OUR BUSINESS MAY BE NEGATIVELY
AFFECTED.

         We are continuing to pursue a strategy of rapid growth, and plan to expand significantly our manufacturing capability and devote substantial resources to our marketing, sales, administrative, operational, financial and other systems and resources. Such expansion will place significant demands on our marketing, sales, administrative, operational, financial and management information systems, controls and procedures. Accordingly, our performance and profitability will depend on the ability of our officers and key employees to:

         o manage our business and our subsidiaries as a cohesive enterprise;
         o manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures;
         o add internal capacity, facilities and third-party sourcing arrangements as and when needed;
         o        maintain service quality controls; and
         o attract, train, retain, motivate and manage effectively our employees.

         There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. Any failure to implement and maintain such systems, controls and procedures, add internal capacity, facilities and third-party sourcing arrangements or attract, train, retain, motivate and manage effectively our employees could have a material adverse effect on our business, financial condition and results of operations.

         In addition, we may incur substantial expenses identifying, investigating and developing appropriate products and services based on microbial technology in the global environmental, manufacturing, agricultural, natural resource and other potential markets. There can be no assurance that any expenditures incurred in identifying, investigating and developing such products and services will ever be recouped.

WE MAY FACE STRONG COMPETITION FROM LARGER, ESTABLISHED COMPANIES.

         We likely will face intense competition from other environmental companies, virtually all of which can be expected to have longer operating histories, greater name recognition, larger installed customer bases and significantly more financial resources, R&D facilities and manufacturing and marketing experience than the Company. There can be no assurance that developments by our current or potential competitors will not render our proposed products or services obsolete.

         In addition, we expect to face additional competition from new entrants into our targeted industry segments. As the demand for products and services based on microbial technology grows and new markets are exploited, we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products and services.

         Although we believe that we have certain technical advantages over certain of our competitors, including, without limitation, the development of technological innovations that will make the BIO-RAPTOR(TM) and the use of our microbial blends more economical and efficient than other bioremediation methods, maintaining such advantages will require a continued high level of investment by U.S. Microbics in R&D, marketing, sales and customer support. We may not have sufficient resources to maintain our R&D, marketing, sales and customer support efforts on a competitive basis. Additionally, we may not be able to make the technological advances necessary to maintain a competitive advantage with respect to our products and services. Increased competition could result in price reductions, fewer product orders, obsolete technology and reduced operating margins, any of which could materially and adversely affect our business, financial condition and results of operations.

WE MAY BE SUBJECT TO FUTURE PRODUCT LIABILITY CLAIMS, WHICH MAY REQUIRE US TO PAY MONEY TO THE CLAIMANT.

         The development, marketing, sale and/or licensing of products based on microbial technology entail liability risks in the event of product failure or claim of harm caused by product operation. While we offer to contract with our potential customers on a pay for performance basis, and we are not aware of any claim against us based upon the use or failure of our products, end users of any of our proposed products and services could assert claims against us. Although we maintain product liability insurance against any such claims, there can be no assurance that such insurance will be sufficient to cover all potential liabilities, or that we will be able to continue to obtain insurance coverage in an amount that we believe to be adequate. If there is a successful suit against us, lack or insufficiency of insurance coverage would have a material adverse effect on our business, financial condition and results of operations.

OUR ABILITY TO MANUFACTURE OUR PRODUCTS MAY BE LIMITED, WHICH WOULD ADVERSELY EFFECT OUR BUSINESS AND FINANCIAL CONDITIONS.

         Our future performance will depend to a substantial degree upon our ability to manufacture, market and deliver the products and services based on microbial technology in an efficient and profitable manner. In this regard, we have leased production facilities for our microbial products operation, and have partially implemented our manufacturing operations at the facility. However, we have limited experience in maintaining a facility that will manufacture our products in the quantities required for profitable operations. Accordingly, there can be no assurance that:

         o we will be able to increase the capacity of the manufacturing facility in a timely manner;
         o the cost of increasing the capacity of the facility will not exceed management's current estimates;
         o the facility's capacity will not exceed the demand for our products; or
         o such additional capacity will achieve satisfactory levels of manufacturing efficiency in a timely manner or at a level of quality control that meets competitive demands.

         In addition, the implementation of our manufacturing operations at the facility presents risks that, singly or in any combination, could have a material adverse effect on our business, financial condition and results of operations. These risks include, but are not limited to:

         o production delays associated with products based on the microbial technology;
         o unavailability of required capital equipment and qualified personnel;
         o raw material shortages, higher-than-expected overhead or operational costs;
         o        lack of sufficient quality control over the products;

         In addition, our development of our internal manufacturing capacity will depend in large part on our ability to raise sufficient capital for this purpose. We may not be able to develop adequate manufacturing capacity or raise sufficient capital, the failure of either of which could have a material adverse effect on our business, financial condition, results of operations and possibly on our relationships with our customers. We may consider third-party outsourcing arrangements for the manufacture and supply of certain products during the period in which we expand our internal manufacturing capacity. These outsourcing arrangements are subject to various risks, including, without limitation, production delays or interruptions, inferior product quality, misappropriation of trade secrets and lower profit margins.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES AND MANAGEMENT.

         Our success and execution of our business strategy will depend significantly upon the continuing contributions of, and on our ability to attract, train and retain qualified management, marketing, sales, operational, production, administrative and technical personnel. In this regard, we are particularly dependent upon the services of Bruce S. Beattie, our President and Chief Executive and Behzad Mirzayi, Executive Vice President of our wholly owned subsidiary, Sub Surface Waste Management. The loss of the services of one or more of our key employees and the failure to attract, train and retain additional qualified personnel in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

OUR RESULTS OF OPERATIONS MAY HIGHLY FLUCTUATE FROM QUARTER TO QUARTER AS WE CONTINUE TO GROW, THEREFORE YOU CANNOT USE THESE RESULTS TO PREDICT HOW WE MAY PERFORM IN THE FUTURE.

         As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. In addition our revenues have not meet our expectations. Our expense levels are based in part on our projections as to future revenues that are expected to increase. It is anticipated that as we mature, our sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, among others:

         o        the volume, timing of, and ability to fulfill customer orders;
         o        the demand for our products and services;
         o the number, timing and significance of product enhancements and new product introductions by us and our competitors;
         o changes in the pricing policies by U.S. Microbics or our competitors;
         o        changes in the level of operating expenses;
         o expenses incurred in connection with our plans to fund greater levels of sales and marketing activities and operations, develop new distribution channels, broaden our customer support capabilities and continue our R&D activities;
         o        personnel changes;
         o        product defects and other product or service quality problems;
                  and
         o general domestic and international legal, economic and political conditions.

         Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operation.

IF WE ARE UNABLE TO KEEP UP WITH TECHNOLOGICAL DEVELOPMENTS, OUR BUSINESS COULD BE NEGATIVELY AFFECTED.

         The markets for our products and services based on microbial technology are generally characterized by rapid technological change and are highly competitive with respect to timely innovations. Accordingly, we believe that our ability to succeed in the sale of our products and services will depend significantly upon the technological quality of our products and services relative to those of our competitors, and our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner.

         In particular, our future success is dependent upon our BIO-RAPTOR(TM), Remediline(TM), Wasteline(TM) and Bi-Agra(TM) product lines, each of which is innovative and has not achieved market acceptance. In order to develop such new products and services, we will depend upon close relationships with existing customers that previously utilized microbial technology in the bioremediation, agricultural and waste treatment industries, and our ability to continue to develop and introduce new and enhanced products and services at competitive prices and in a timely and cost-effective manner. There can be no assurance that our customers will provide us with timely access to such information or that we will be able to develop and market our new products and services successfully or respond effectively to technological changes or new product and services of our competitors. We may not be able to develop the required technologies, products and services on a cost-effective and timely basis, and any inability to do so could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         We rely on patent, trademark, trade secret and copyright protection to protect our technology. We believe that technological leadership in microbial technology will be achieved through additional factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance. Nevertheless, our ability to compete effectively depends in part on our ability to develop and maintain proprietary aspects of our technology, such as those patents currently licensed by our technology and research and development affilliate, XyclonyX. We may not secure future patents and patents may become invalid and may not provide meaningful protection for our product innovations. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. Furthermore, there can be no assurance that competitors will not independently develop similar products, "reverse engineer" our products, or, if patents are issued to us, design around such patents.

         We also rely upon a combination of copyright, trademark, trade secret and other intellectual property laws to protect our proprietary rights by entering into confidentiality or license agreements with our employees, consultants and vendors, and by controlling access to and distribution of our technology, documentation and other proprietary information. There can be no assurance, however, that the steps taken by us will not be challenged, invalidated or circumvented, or that the rights granted there under will provide a competitive advantage to us. Any such circumstance could have a material adverse effect on our business, financial condition and results of operations.

         While we are not currently engaged in any intellectual property litigation or proceedings, there can be no assurance that we will not become so involved in the future or that our products do not infringe any intellectual property or other proprietary right of any third party. Such litigation could result in substantial costs, the diversion of resources and personnel, and subject us to significant liabilities to third parties, any of which could have a material adverse effect on our business.

         We also rely on certain technology which we license from third parties, including microbial technology which is integrated with internally developed products and used in the XyclonyX product line to perform key functions. There can be no assurance that the patents underlying such third party technology licenses will continue to remain unchallenged or that we will not have to defend them, along with the licensors, to continue their commercial viability to us. The loss of or inability to maintain any of these technology licenses could result in delays or reductions in product shipments which could materially adversely affect our business, financial condition or results of operations.

WE MAY NOT BE ABLE TO PROTECT OUR TRADE NAMES AND DOMAIN NAMES.

         We may not be able to protect our trade names and domain names against all infringers, which could decrease the value of our brand name and proprietary rights. We currently hold the Internet domain name "bugsatwork.com" and we use "Sub Surface Waste Management, Inc." as a trade name. Domain names generally are regulated by Internet regulatory bodies and are subject to change and may be superceded, in some cases, by laws, rules and regulations governing the registration of trade names and trademarks with the United States Patent and trademark Office and certain other common law rights. If the domain registrars are changed, new ones are created or we are deemed to be infringing upon another's trade name or trademark. In such event, we could be unable to prevent third parties from acquiring or using, as the case may be, our domain name, trade names or trademarks, which could adversely affect our brand name and other proprietary rights.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CONTRACT BONDING

         The deployment of engineering services for certain government and/or private remediation projects may require contract performance bonding. The availability of contract bonding in the remediation market has been curtailed since the September 11, 2001 World Trade Center disaster. Insurance bonding requirements often require collateral of 100% of the contract amount. The collateral and bonding requirements could limit the number and size of projects requiring bonds undertaken by the Company. In the event contract bonding cannot be obtained at an economical price or collateral requirements are beyond the company's financial capability the failure to obtain contract bonding could have a material adverse effect on the Company's business, financial condition and results of operations.

OUR MANAGEMENT IS ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER ALL MATTERS REQUIRING SHAREHOLDER APPROVAL.

         Our existing directors, executive officers, and their respective affiliates are the beneficial owners of approximately 71.0 % of the outstanding shares of common stock and common stock equivalents, including convertible preferred stock and stock options. As a result, our existing directors, executive officers, principal shareholders and their respective affiliates, if acting together, would be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

         These shareholders may have interests that differ from our other shareholders, particularly in the context of potentially beneficial acquisitions of us by another company. For example, to the extent that these shareholders are our employees, they may be less inclined to vote for acquisitions of us by another company involving termination of their employment or diminution of their responsibilities or compensation.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

         The shares of our common stock to which this prospectus relates are being registered for reoffers and resales by the selling stockholders, who acquired the shares of common stock pursuant to the Prior Plans. The selling stockholders may resell all, a portion or none of these shares of common stock from time to time. The table below sets forth with respect to each selling stockholder, based upon information available to us as of October __, 2003, the name of such selling Stockholder, the number of shares of common stock beneficially owned, the number of shares offered by this prospectus and the number and percent of shares of common stock assuming the sale of all of the shares offered hereby.

                                                                           Shares of Common Stock
                                  Present Positions, Offices
                                  or Relationships with the                         Offered of      Percent
                                  the Company and its               Owned as of     Class           Owned
                                  Subsidiaries and any              Date of this    by this         After
Name and Address                  During the Past 3 Years           Prospectus      Prospectus      Offering(1)
---------------------------------------------------------------------------------------------------------------
Gregory J. Chachas                No Present positions.               423,860         423,860              0
1200 South Bell Avenue            Previously President,
Ely, Nevada 89301                 CFO and Director

George G. Chachas                 None                                308,396         100,000        203,396
4180 La Jolla Village Drive
Suite 500
La Jolla, CA 92037

Gordon Jones                      None                                 50,000          50,000              0

Kevin Kopaunik                    None                                 10,000          10,000              0

----------------------------
         (1) Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as the number of shares that will be beneficially owned by the selling stockholders after this offering.

                              PLAN OF DISTRIBUTION

         Each selling stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on the NASD OTC Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

         All selling and other expenses incurred by the selling stockholders will be done by the selling stockholders.

         In addition to the shares of commons stock sold hereunder, the selling stockholders, may, at any same time, sell any shares of common stock, including the shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this prospectus.

         There is no assurance that the selling stockholders will sell all or any portion of the shares of common stock offered or that the selling stockholders will transfer, devise or gift these shares by other means.

         We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Glast, Phillips & Murray, P.C.

                                     EXPERTS

         The consolidated financial statements of Sub Surface Waste management of Delaware, Inc., and its subsidiaries as of September 30, 2003 and the related consolidated statements of earnings and comprehensive income, stockholders' equity and cash flows for each of the year in ended September 30, 2002 are incorporated by reference in this prospectus from our Form 8-K filed These financial statements have been audited by Russell Bedford Stefanou Mirchandani LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

         We have filed a registration statement on Form S-8 to register with the SEC the common stock we are offering under the Plan. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Sub Surface Waste Management of Delaware, Inc., (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed on January 14, 2003.

                  (b) The Registrant's 8-K/A, Current Report for the fiscal years ended September 30, 2002 and 2001, filed on October 30, 2003.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

                  (d) A description of the Registrant's securities contained in the Registration Statement on Form S-18 filed by the Registrant to register the common stock under the Securities Act, including all amendments filed for the purpose of updating such common stock description.

                  (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's authorized capital consists of 300,000,000 shares of Common Stock, $0.001 par value per share and 50,000 shares of Preferred Stock, $.001 par value per share. There were 18,470,784 shares of common stock and 5,360,000 shares of Preferred Stock issued and outstanding as of November 12, 2003.

         COMMON STOCK. Each share of our outstanding common stock is entitled to share equally with each other share of common stock in dividends from legally available sources, when, as, and if declared by our Board and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares underlying any warrants or options when issued will be fully paid and nonassessable by the Company. The Company's Board is authorized to issue additional shares of common stock within the limits authorized by our certificate of incorporation and without stockholder action.

         PREFERRED STOCK. Each share of Series A Preferred stock is entitled to be convertible into 5 shares of common stock and is voting stock entitled to five votes. Each share of Series A Preferred stock is entitled to a liquidation preference of $10 per share prior to and distributions to common shareholsers

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our by-laws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

         Provided the terms and conditions of these provisions under Delaware law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

         Section 145 of the Delaware General Corporation Law, provides further for permissive indemnification of officers and directors, and insurance, as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (c) of Item 9 below.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The Company claimed exemptions from registration pursuant to Sections 4(2) of the Securities Act of 1933 for shares of Common Stock, $0.001 par value (the "Shares"), of the Company previously issued pursuant various Compensation, Consulting and Payment Agreements between the Company and the Selling Shareholders (the "Prior Plans"). These exemptions were available to the Company for the Shares because the previous issuance of Shares did not involve a public offering and involved offers or sales solely to accredited investors. The Shares were issued to 4 persons who were officers, directors, consultants or advisors, each of whom either had a pre-existing relationship with the Company, or had the ability to assess the risks and merits associated with ownership of the Shares. Further, the issuance of the Shares did not involve advertising or public solicitation.

ITEM 8.  EXHIBITS.

         Exhibit
         -------
         3.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on December 30, 2002.

         4.1      Compensation Agreement with Gregory J. Chachas.

         4.2      Compensation Agreement with George G. Chachas.

         4.3      Consulting Agreement with Gordon Jones.

         4.4      Payment Agreement with Fidelity Transfer Co.

         5.1      Opinion of Glast, Phillips & Murray, P.C.

         23.1     Consent of Russell Bedford Stefanou Mirchandani LLP

         23.2     Consent of Glast, Phillips & Murray, P.C. (included in Exhibit
                  5.1).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any additional or changed material
                  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad State of California on the date written below.


                                 SUB SURFACE WASTE MANAGEMENT OF DELAWARE, INC.


Dated: 11-25-03                                /s/ Bruce S. Beattie
                                               -----------------------
                                          By:  Bruce S. Beattie
                                          Its: Chief Executive Officer


Dated: 11-25-03                                /s/ Conrad Nagel
                                               -----------------------
                                          By:  Conrad Nagel
                                          Its: Chief Financial Officer

                                  EXHIBIT INDEX

         Exhibit                    DESCRIPTION
         -------                    -----------

         3.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on December 30, 2002

         4.1      Compensation Agreement with Gregory J. Chachas.

         4.2      Compensation Agreements with George G. Chachas.

         4.3      Consulting Agreement with Gordon Jones.

         4.4      Payment Agreement with Fidelity Transfer Co.

         5.1      Opinion of Glast, Phillips & Murray, P.C.

         23.1     Consent of Russell Bedford Stefanou Mirchandani LLP

         23.2     Consent of Glast, Phillips & Murray, P.C. (included in Exhibit
                  5.1).